Exhibit 99.1

Faraday Future Kicks Off its Delivery Campaign Ahead of the
Developer Co-Creation Festival and the First FF 91 2.0 Futurist
Alliance Delivery Ceremony this Coming Weekend

Los Angeles, CA (August 9, 2023) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced a special delivery campaign to kick off its Developer Co-Creation Festival and the broadcast for its FF 91 2.0 Futurist Alliance Delivery Ceremony which will highlight the upcoming vehicle deliveries to prospective vehicle users. With all of the necessary compliance processes and steps now completed, the stage is set to facilitate deliveries to users.

Since the Company announced the start of the phase-2 Co-Creation delivery, the relevant processes and steps that are needed before a vehicle delivery have now been completed. This includes the MCO (Manufacture Certificate of Origin) readiness, sales agreement, and final invoice among others. The Company is working diligently now on the final vehicle inspection and PDI (Pre-Delivery Inspection) process prior to the delivery ceremony. FF will showcase these key moments in its delivery campaign over the coming days.

The first user who will take delivery of the FF 91 2.0 Futurist Alliance vehicle comes from “Private Collection Motors,” a luxury car dealership based in Costa Mesa, California. The dealership specializes in selling high-end, exotic, and rare vehicles to discerning customers around the globe.

FF will hold its first vehicle delivery ceremony at the headquarters of “Private Collection Motors” for this user this coming weekend and will broadcast the delivery ceremony on August 15th to kick-off of the Developer Co-Creation Festival. The Company intends to hold additional customized delivery ceremonies for the first batch of car buyers.

FF is also actively signing purchase agreements for the FF 91 2.0 Futurist Alliance with additional potential owners and Developer Co-Creators. The Company looks forward to announcing its first FF 91 2.0 Futurist Alliance car owner of the second group of users of its Phase-2 Co-Creation delivery on August 16th. This user is an elite representative of related industries and is going to be a Developer Co-Creator as well.

A series of activities held by the Company during Monterey Car Week in mid-August will also be part of the Developer Co-Creation Festival. FF will attend the “FuelRun” event on August 16th and 17th and “Motorlux” on August 16th. The Company will invite Developer Co-Creators, including the first users of the Phase-2 Co-Creation delivery, and Developer Co-Creation candidates to attend the Developer Co-Creation signing ceremony on August 17th.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/  or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: https://www.ff.com/us/mobile-app/.

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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FORWARD LOOKING STATEMENTS

This press release “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s ability to obtain final vehicle inspection and PDI process and the Company’s ability to meet its future production and delivery plan, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include , among others: the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and satisfactory safety testing); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors”  section of the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 12, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com